Exhibit 4.152

AMENDMENT NO. 2

TO

AMENDED AND RESTATED

DECLARATION OF TRUST OF

NB CAPITAL TRUST III

Dated as of November 10, 2011

AMENDMENT NO. 2, dated as of November 10, 2011 (“Amendment”), to the Amended and Restated Declaration of Trust of NB CAPITAL TRUST III (the “Trust”), dated as of January 22, 1997 (as amended, the “Declaration”), by and among the Regular Trustees signatory thereto (the “Regular Trustees”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York) (the “Property Trustee”), BNY MELLON TRUST OF DELAWARE (formerly known as The Bank of New York (Delaware)) (the “Delaware Trustee” and, together with the Regular Trustees, the Property Trustee and the Delaware Trustee, the “Trustees”), BANK OF AMERICA CORPORATION (successor to NationsBank Corporation), a Delaware corporation (the “Sponsor”), and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Declaration.

WHEREAS, pursuant to Section 12.1(a) of the Declaration, the Sponsor and the Trustees may enter into a written instrument in order to amend the Declaration;

WHEREAS, the Sponsor desires and hereby directs the Trustees to enter into this Amendment to amend certain provisions of the Declaration as provided herein (collectively, the “Declaration Amendments”);

WHEREAS, the Declaration Amendments contained herein shall not adversely affect the interests of the Holders in any material respect;

WHEREAS, the Sponsor has duly authorized the execution and delivery of this Amendment, subject to the terms and conditions described herein;

WHEREAS, the Property Trustee has received an Officers’ Certificate pursuant to Section 12.1(b) of the Declaration from each of the Sponsor and the Trust that this Amendment is permitted by, and conforms to, the terms of the Declaration (including the terms of the Securities);

WHEREAS, the Property Trustee has received an opinion of counsel pursuant to Section 12.1(b) of the Declaration that this Amendment is permitted by, and conforms to, the terms of the Declaration (including the terms of the Securities);

WHEREAS, the Sponsor has requested that the Trustees execute and deliver this Amendment;

WHEREAS, all requirements necessary to make this Amendment a valid and legally binding instrument in accordance with its terms and the terms of the Declaration have been duly satisfied and authorized in all respects.

NOW, THEREFORE, the Sponsor and the Trustees covenant and agree as follows:

ARTICLE I

Amendments to the Declaration

Section 1.01. Section 1.1 of the Declaration shall be amended to add the following new definitions in alphabetical order:

“Exchange” has the meaning set forth in Section 6.2(a).

“Liquidation Amount” means, with respect to Capital Securities or Common Securities, the liquidation amount per Capital Security or Common Security, respectively, as set forth in Annex I hereto.

“Sponsor Affiliated Holder” has the meaning set forth in Section 6.2(a).

Section 1.02 Section 3.8(c)(ii) shall be amended and restated in its entirety so that, as amended and restated, it shall read as follows:

(ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Notes are redeemed or mature and to effect the Exchange of Capital Securities and Common Securities for Notes to the extent a Sponsor Affiliated Holder elects to effect such Exchange pursuant to Section 6.2 hereof; and

Section 1.03 Article VI of the Declaration shall be entitled “Distributions; Exchanges” and it shall be amended by adding the following as Section 6.2:

SECTION 6.2 Exchanges.

(a) If at any time the Sponsor or any of its Affiliates (in any such case, a “Sponsor Affiliated Holder”) is the Holder of any Capital Securities or is a Capital Security Beneficial Owner, such Sponsor Affiliated Holder shall have the right to deliver to the Property Trustee all or such portion of its Capital Securities as it elects and, subject to the terms of the Indenture, receive, in exchange therefor, Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities exchanged therefor (such an exchange being referred to herein as an “Exchange”). Such election (i) shall be exercisable, and shall be effective on any Business Day, provided that such Business Day is not a record date or any date falling between a record date and a date on which the related Distribution is payable, by such Sponsor Affiliated Holder delivering to the Property Trustee a written notice of such election specifying the aggregate Liquidation Amount of Capital Securities with respect to which such election is being made and the date on which such Exchange shall occur, which date shall be not less than three (3) Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Sponsor Affiliated Holder having delivered or caused to be delivered to the Property Trustee or its designee the Capital Securities which are the subject of such election by 10:00 a.m. New York City time, on the date on which such Exchange is to occur. After the Exchange, such Capital Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of the Sponsor Affiliated Holder with respect to such Capital Securities shall cease. So long as the Capital Securities are in book-entry-only form, the delivery and the cancellation of the Capital Securities pursuant to this Section 6.2 shall be made in accordance with the customary procedures for the Clearing Agency for the Capital Securities.

(b) In the case of an Exchange described in Section 6.2(a), the Trust shall, at the written request of the Sponsor, on the date of such Exchange, exchange Notes having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the outstanding Common Securities, such proportional amount determined by multiplying the aggregate Liquidation Amount of the outstanding Common Securities by the ratio of the aggregate Liquidation Amount of the Capital Securities exchanged pursuant to Section 6.2(a) to the aggregate Liquidation Amount of the Capital Securities outstanding immediately prior to such Exchange, for such proportional amount of Common Securities held by the Sponsor (which contemporaneously shall be cancelled and no longer be deemed to be outstanding); provided, that the Sponsor delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 10:00 a.m., New York City time, on the date on which such Exchange is to occur.

ARTICLE II

Miscellaneous

Section 2.01 The Trustees accept the Declaration Amendments set forth in this Amendment upon the terms and conditions set forth in the Declaration. The Trustees shall not be responsible or accountable in any manner whatsoever for or in respect of, and make no representation with respect to, the validity or sufficiency of this Amendment or the due execution hereof by the Sponsor and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Sponsor.

Section 2.02 The Trustees have no duty to determine or otherwise monitor whether any adjustments or actions set forth herein should be made, how they should be made or what they should be. The Trustees shall not be accountable for and make no representation as to the validity or value of any securities or assets issued pursuant to the terms hereof. The Trustees shall not be responsible for the Sponsor’s failure to comply with the amendments set forth herein.

Section 2.03 The Declaration Amendments in this Amendment shall be effective as to, and binding upon the Holders of, all Securities outstanding as of the date hereof, as well as any and all Securities hereafter issued.

Section 2.04 Except as hereby expressly modified, the Declaration is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall take effect on the date hereof.

Section 2.05 Upon the effective date of this Amendment, entries in the Declaration’s table of contents and cross-references to provisions in the Declaration that have been amended as a result of the Declaration Amendments shall be deemed amended.

Section 2.06 If any provision of this Amendment, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 2.07 This Amendment may contain more than one counterpart of the signature page and this Amendment may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 2.08 This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

Section 2.09 Headings contained in this Amendment are inserted for convenience of reference only and do not affect the interpretation of this Amendment or any provision hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

BANK OF AMERICA CORPORATION, as Sponsor

By:	/s/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Senior Vice President

/s/ ANGELA C. JONES
Angela C. Jones,
as Regular Trustee

/s/ TIMOTHY L. PRATT
Timothy L. Pratt,
as Regular Trustee

/s/ LEONOR SUAREZ
Leonor Suarez,
as Regular Trustee

THE BANK OF NEW YORK MELLON, as Property Trustee

By:	/s/ THOMAS J. PROVENZANO
	Name:	Thomas J. Provenzano
	Title:	Vice President

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ KRISTINE K. GULLO
	Name:	Kristine K. Gullo
	Title:	Vice President

AMENDMENT NO. 2 TO AMENDED AND RESTATED

DECLARATION OF TRUST OF NB CAPITAL TRUST III